UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2018

HALOZYME THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32335	88-0488686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11388 Sorrento Valley Road, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 794-8889

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.  Other Events.

On November 26, 2018 Halozyme Therapeutics, Inc. (the “Company”) issued a press release announcing that prior to data analysis, the FDA has agreed to the Company’s request to change the primary endpoint of the Company’s HALO-301 study to the single primary endpoint of overall survival. As a result, the previously planned interim analysis will not be conducted. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

On November 26, 2018, the Company webcasted a conference call to discuss the HALO-301 statistical plan. The webcast was accompanied by a slide presentation a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Please refer to the attached press release and slide presentation for a discussion of certain forward-looking statements included therein and the risks and uncertainties related thereto.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated November 26, 2018

99.2	Slide presentation dated November 26, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Halozyme Therapeutics, Inc.

November 26, 2018	By:	/s/ Harry J. Leonhardt
Harry J. Leonhardt, Esq. Senior Vice President, General Counsel and Corporate Secretary